Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan            (651) 293-2809

VICTORIA REICH APPOINTED TO ECOLAB’S BOARD

ST. PAUL, Minn., November 6, 2009:  The Board of Directors of Ecolab Inc. announced that it has appointed Victoria J. Reich to the board.

Ms. Reich is the Senior Vice President and Chief Financial Officer of United Stationers Inc., a leading North American wholesale distributor of business products. Prior to joining United Stationers in 2007, Ms. Reich served in international operating and financial management roles with Brunswick Corporation and General Electric Company.

Douglas M. Baker, Jr., Ecolab’s Chairman, President and Chief Executive Officer commented on Reich’s appointment, saying, “Vicki is a great addition to our board.  Her global financial management experience will benefit our business development and process improvement initiatives, and we look forward to her guidance on our growth plans.”

Reich’s appointment increases the size of Ecolab’s Board to12 from11 members.

With sales of $6 billion and more than 26,000 associates, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

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(ECL-C)